VISUALANT, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF
	Historical	Historical TransTech		EXHIBIT 99.2
	Visualant, Inc.	Systems, Inc.
	Audited	Audited	Pro Forma	Pro Forma
	September 30, 2009	December 31, 2009	Adjustments	Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,325	$34,619	$-	$39,944
Accounts receivable, net of allowance of $0 and $16,750, respectively	-	780,788	-	780,788
Prepaid expenses	6,514	16,461	-	22,975
Inventories	-	423,425	-	423,425
Notes receivable	-	31,408	-	31,408
Total current assets	11,839	1,286,701	-	1,298,540

EQUIPMENT, NET	-	601,418	-	601,418

OTHER ASSETS:
Intangible assets, net	-	-	927,875	927,875
Goodwill	-	-	983,645	983,645
Investment in Novabeam, Inc.	50	-	-	50
Other assets	-	1,091	-	1,091

TOTAL ASSETS	$11,889	$1,889,210	$1,911,520	$3,812,619

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable - trade	$209,159	$776,305	$-	$985,464
Accounts payable - related parties	156,367	-	-	156,367
Accrued liabilities	133,407	33,070	-	166,477
Accrued liabilities - related parties	722,346	-	-	722,346
Note payable - current portion of long term debt	157,072	509,247	650,000	1,316,319

Total current liabilities	1,378,351	1,318,622	650,000	3,346,973

LONG TERM LIABILITIES:
Long term debt	-	13,840	1,650,000	1,663,840

STOCKHOLDERS' DEFICIT:
Preferred stock - $0.001 par value, 50,000,000 shares authorized, no shares
issued and outstanding	-	-	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized, 29,162,707 and	-	-	-	-
and 0 shares issued and outstanding	29,162	25,000	(21,200)	32,962
Additional paid in capital	6,229,733	600,000	(469,208)	6,360,525
Accumulated deficit	(7,625,357)	(101,910)	101,910	(7,625,357)
Total stockholders' deficit	(1,366,462)	523,090	(388,498)	(1,231,870)
Noncontrolling interest	-	33,658	-	33,658

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$11,889	$1,889,210	$1,911,502	$3,812,601

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.
The unaudited Consolidated Balance Sheet of the Company as of June 30, 2010 is consolidated with TransTech and is included in the Form 10-Q filed with the SEC on August 12, 2010.

VISUALANT, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Historical	Historical TransTech
	Visualant, Inc.	Systems, Inc.		EXHIBIT 99.2
	Audited	Audited
	Year Ended,	Year Ended,	Pro Forma	Pro Forma
	September 30, 2009	December 31, 2009	Adjustments	Combined
REVENUE	$-	$10,448,041	$-	$10,448,041
COST OF SALES	-	8,645,958	-	8,645,958
GROSS PROFIT	-	1,802,083	-	1,802,083
RESEARCH AND DEVELOPMENT EXPENSES	214,105	-	-	214,105
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	682,943	1,615,512	176,929	2,475,384
OPERATING LOSS	(897,048)	186,571	(176,929)	(887,406)

OTHER INCOME (EXPENSE):
Interest expense	(53,561)	(50,385)	-	(103,946)
Other income	-	33,056	-	33,056
Total other expense	(53,561)	(17,329)	-	(70,890)

LOSS BEFORE INCOME TAXES	(950,609)	169,242	(176,929)	(958,296)

Income taxes - current benefit	-	-	-	-

NET LOSS	(950,609)	169,242	(176,929)	(958,296)

NONCONTROLLING INTEREST	-	(19,027)	-	(19,027)

NET LOSS ATTRIBUTABLE TO VISUALANT, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS	$(950,609)	$150,215	$(176,929)	$(977,323)

Basic and diluted loss per common share attributable to Visualant, Inc. and subsidiaries common shareholders-
Basic and diluted loss per share	$(0.03)	$-	$-	$(0.03)

Weighted average shares of common stock outstanding- basic and diluted	28,003,021	-	-	28,003,021

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

The cost to acquire TransTech Systems, Inc. has been preliminarily allocated to the assets acquired according to estimated fair values and is subject to adjustment when additional information concerning asset valuations is finalized, but no later than June 8, 2011. Final purchase accounting adjustments may differ materially from the pro forma financial information. The preliminary allocation is as follows:

Common stock	$76,000
Notes payable	2,300,000
Accounts receivable, net	(755,836)
Inventories	(444,105)
Equipment, net	(590,955)
Other assets	(141,870)
Accounts payable - trade	921,183
Notes payable - current portion of long term debt	499,680
Other liabilities	103,193

Total purchase price	$1,967,290

Portion allocated to identifiable intangible assets	$983,645
Portion allocated to goodwill	983,645

Total	$1,967,290

The fair value of the TransTech intellectual property acquired was $983,645, estimated by using a discounted cash flow approach based on future economic benefits associated with agreements with customers, or through expected continued business activities with its customers. In summary, the estimate was based on a projected income approach and related discounted cash flows over five years, with applicable risk factors assigned to assumptions in the forecasted results.

The remaining $983,645 excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in the acquisition of TransTech Systems, Inc. was allocated to goodwill. With the adoption of ASC 350, goodwill is not amortized, rather it is tested for impairment annually, and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired.